UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2012

Signature Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of Principal Executive Offices)	(Zip Code)

Registrant ’s Telephone Number, Including Area Code: (805) 435-1255

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 5.02(e) below and is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 8, 2012, Kenneth S. Grossman informed Signature Group Holdings, Inc. (the “Company”) of his intention to resign as the Company’s president effective April 30, 2012. Mr. Grossman will continue to serve as a member of the Company’s Board of Directors.

(e) On February 8, 2012, Mr. Grossman and the Company entered into a Consulting & General Release Agreement (the “Consulting Agreement”), whereby Mr. Grossman will advise the Company’s chief executive officer and seek to identify acquisition and capital deployment opportunities for the Company. The consulting services to be provided by Mr. Grossman to the Company will begin following the effective date of Mr. Grossman’s resignation from the Company on April 30, 2012. The Consulting Agreement has a term of twenty-four (24) months with a monthly fee of $25,000 and the possibility of additional incentive fees. The Consulting Agreement also provides for the non-qualified stock options and restricted stock previously granted to Mr. Grossman to, notwithstanding his resignation, continue to vest pursuant to the vesting schedules provided for in the non-qualified stock option agreement, as amended, and the restricted stock award agreement previously entered into by Mr. Grossman with the Company. In addition, the Consulting Agreement includes mutual releases by the Company and Mr. Grossman of claims and causes of action that either party may have against the other, which are in any way connected with Mr. Grossman’s employment relationship with or separation from the Company, provided, however, that Mr. Grossman does not waive or release any claim or right he may have to seek indemnity from the Company. Further, Mr. Grossman agrees not to engage in or assist in any litigation against the Company relating to anything that occurred prior to the effective date of the Consulting Agreement, except as may be necessary to comply with applicable law. Mr. Grossman further agrees that during the term of the Consulting Agreement: (i) he will vote his shares of Company common stock in support of the Company’s slate of directors nominated for election to the Company’s Board of Directors at the 2012 annual meeting of shareholders; and (ii) he will not initiate, promote, conduct or support a proxy contest, which is adverse to the Company or which challenges a slate of directors nominated by the Company’s Board of Directors. Pursuant to the terms of the Consulting Agreement, Mr. Grossman has until February 15, 2012 to revoke the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 9, 2012, the Company announced in a press release the resignation of Mr. Grossman as the Company’s president. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Consulting & General Release Agreement, dated as of February 8, 2012, by and between Kenneth S. Grossman and Signature Group Holdings, Inc.

99.1	Press release dated February 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.
(Registrant)

Date: February 9, 2012	By:	/s/ David N. Brody
	Name:	David N. Brody
	Title:	Sr. Vice President, Counsel & Secretary

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